UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Pitney Bowes Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 2, 2023, Pitney Bowes Inc. (the “Company”) sent a letter to employees regarding the filing of the Company’s preliminary proxy statement for the Company’s 2023 annual meeting of stockholders and changes to the Company’s board of directors. A copy of the letter can be found below.

Dear Colleagues,

I am reaching out to share a few important updates that were announced today.

First, I am pleased to announce that the Pitney Bowes Board of Directors has appointed Darrell Thomas, former Treasurer and interim CFO at Harley Davidson, and Steve Brill, retired President of Corporate Strategy at UPS, as independent directors, effective immediately. Darrell and Steve both possess deep leadership experience and relevant expertise which will be of tremendous value to our Board and management team, and we look forward to the new ideas and fresh perspectives they will bring to our Company.

Directors Michael I. Roth, S. Douglas Hutcheson, and David L. Shedlarz will not stand for re-election at the Company’s 2023 Annual Meeting. Michael has also decided to step down as Chair of the Board, effective immediately, rather than at the end of his term as director, in order to allow the incoming Non-Executive Chair to lead discussions on future Board leadership in support of the Company’s next phase of transformation. Accordingly, the Board has elected director Robert M. Dutkowsky to the role of Non-Executive Chair, effective immediately.

I am sure you will join me in sincerely thanking Michael, Doug, and David for their leadership, service, and many contributions over the years. They have been instrumental in helping lead and support Pitney Bowes’ strategic transformation into a company whose foundation is now primed for sustainable, profitable growth and stockholder value creation. We are truly grateful for their service and guidance.

Second, you will also see that we filed our preliminary proxy materials with the Securities and Exchange Commission (SEC) in connection with our Annual Meeting. For those who may not know, this filing is an opportunity to emphasize the qualifications of our Board to stockholders and highlight what makes our company great. In the coming weeks leading up to the Annual Meeting, the Company will file our definitive proxy statement and you’ll also see us send various stockholder and employee communications at important moments. This is all part of a well-established process and I hope that you do not let any misleading investor commentary about our Annual Meeting distract you from the great work you do for our clients and Pitney Bowes.

Please remember that if you are contacted by the media, direct them to Bill Hughes, Chief Communications Officer at William.Hughes@pb.com. If you are contacted by an investor, direct them to Ned Zachar, Vice President, Investor Relations at Ned.Zachar@pb.com.

As always, I appreciate your continued focus on your teams and driving business results. Our future looks bright, and we will continue to advance our strategy and focus on long-term success for all stakeholders and value creation for stockholders. I encourage you all to read the press release regarding today’s announcement here as well as our preliminary proxy for more details.

We will be sure to keep you updated on any developments. As always, thank you for your hard work and dedication to Pitney Bowes.

Marc

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’s performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

In connection with the forthcoming solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders, Pitney Bowes intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “proxy statement”), a form of GOLD proxy card and other relevant information. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’S PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Stockholders may obtain free copies of the proxy statement and other relevant documents on Pitney Bowes’s website at www.pitneybowes.com or from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants to the Solicitation

Pitney Bowes, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the directors and executive officers of Pitney Bowes is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, filed with the SEC on March 18, 2022, the Company’s Annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 17, 2023, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes in the direct or indirect interests of the Company’s directors and executive officers are set forth in Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above. Updated information regarding the identities of participants and their respective direct or indirect interests in the Company, by security holdings or otherwise, will be included in Pitney Bowes’s proxy statement and other relevant documents filed with the SEC in connection with Pitney Bowes’s 2023 annual meeting of stockholders, if and when they become available.